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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

May 5, 2000

Board of Directors
Precision Partners, Inc.

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 29, 1998 relating to the audited financial statements of Nationwide Precision Products Corporation in the Registration Statement (Form S-4) and related Prospectus of Precision Partners, Inc.


/s/ Insero, Kasperski, Ciaccia & Co., P.C.

Rochester, New York
May 5, 2000